Exhibit 4.7

NOVEMBER 21, 2008

Banks.com, Inc. (formerly known as InterSearch Group, Inc.)

222 Kearny Street

San Francisco, California 94108

Attention: Chief Financial Officer

Re: Waiver of Financial Covenant Defaults

Ladies and Gentlemen:

Reference is made to the Investment Agreement, dated as of July 21, 2006, as amended (the “Investment Agreement”), among Banks.com, Inc. (formerly known as InterSearch Group, Inc. and referred to as the “Company”), CapitalSouth Partners Fund I Limited Partnership (“CapitalSouth I”), CapitalSouth Partners Fund II Limited Partnership (“CapitalSouth II”) and Harbert Mezzanine Partners II SBIC, L.P. (“Harbert” and together with CapitalSouth I and CapitalSouth II, collectively, the “Lenders”). Capitalized terms used herein without definition shall have the meanings given to them in the Investment Agreement.

The Company has advised the Lenders that Events of Default have occurred and are continuing under Sections 7.1 and 7.2 of the Investment Agreement (collectively, the “Specified Events of Default”).

The Lenders hereby waive the Specified Events of Default for the end of the fiscal quarter ended September 30, 2008 and for the end of the fiscal quarter ending December 31, 2008 and for the end of the fiscal quarter ending March 31, 2009 (the testing periods ending on such dates being referred to as the “Specified Periods”). In addition, the Lenders hereby waive any default interest that may be charged during the Specified Periods).

It is understood (and by executing this letter in the space indicated below, the Company acknowledges) that the foregoing waiver (a) relates only to the fiscal quarters ending on or before December 31 2009 and March 31, 2009 and shall expire as of April 1, 2009 and shall not apply to any breach of Section 7.1 or 7.2 as of the end of the fiscal quarter ending June 30, 2009 or any fiscal quarter thereafter; and (b) shall not be deemed to relate to any breach of any other covenant, warranty or other undertaking of the Company under the Investment Agreement (including without limitation any undertakings of the Company under Article II thereof or any other covenants contained in Articles VI or VIII thereof) other than the Specified Events of Default for the Specified Periods or any undertaking under this letter agreement. The Company further acknowledges that, except as expressly provided above, each and every term and condition of the Investment Agreement and of each Investment Document remains unchanged and in full force and effect. Accordingly, any breach of any covenant, warranty or undertaking of the Company under the Investment Agreement (other than in respect of the Specified Events of Default for the Specified Periods) shall constitute an Event of Default entitling the Lenders to exercise any and all remedies under the Investment Documents, subject to the terms thereof.

The foregoing waiver is subject to the following conditions subsequent:

1. The Company shall not affect a borrowing from the Senior Lender under the Senior Loan Agreement without the prior written consent of the Lenders.

2. On or before December 31, 2008, the Company shall have entered into an amendment of the Investment Agreement as well as a Tax Assignment Agreement (in form and substance satisfactory to the Lenders in their sole discretion) that: (a) changes the Maturity Date there under to June 30, 2010, (b) requires that the Company prepay the principal of the Obligations with 100% of the proceeds of any Federal or state tax refund (to the extend such state refund exceeds five thousand dollars ($5,000.00) received by the Company, and (c) requires the continued timely payment of all scheduled principal and interest due from the Company to the Lenders as currently scheduled.

3. On or before December 1, 2008, the Company shall deliver to the Lenders all documents required under Section 6.8 of the Investment Agreement in respect of the Company’s new Subsidiary, MyStockFund Securities, Inc.

4. On or before March 31, 2009, on a commercially reasonable best efforts basis, the Company shall sell its domain name—“look.com” for a minimum net amount of $500,000.00; 100% of the net amount received by the Company from such sale shall be remitted to the Lenders as a prepayment of the principal of the Obligations within three (3) days after receipt by the Company.

5. On or before December 1,, 2008, the Company shall prepay the principal of the Obligations with 100% of the proceeds received by the Company from the sale of the domain name – “Summercamps.com.”

6. On or before December 31, 2008, (a) Mr. O’Donnell shall invest a minimum of $300,000.00 in the Company (such investment to be in form and substance satisfactory to Lenders in their sole discretion), and (b) the Company shall on a commercially reasonable basis, target an additional capital raise in the amount of $200,000.00 (such additional targeted investment to be in form and substance satisfactory to Lenders in their sole discretion). Contemporaneously with the above referenced investments, the Company agrees to pay all of the Lenders’ legal fees and expenses associated with the transaction.

7. On or before December 31, 2008, the Company shall have entered into a definitive engagement (in form and substance satisfactory to the Lenders) with an investment bank or investment banker that is acceptable to the Lenders, for the purpose of proactively presenting the Company for a timely capital raise and/or merger and/or sale of all or part of the Company; Company agrees that the Lenders will have full and complete access to the bankers regarding the status of all strategic and capital efforts undertaken on behalf of the Company.

8. Contemporaneously with the execution of this waiver, Company agrees to wire funds to the Lenders’ counsel (Robinson Bradshaw & Hinson) for all legal fees incurred by the Lenders to date.

9. For purposes of calculating the Financial Covenants under Sections 7.1 and 7.2 of the Investment Agreement, Lenders agree that the definition of EBITDA shall exclude any non-cash write-down of goodwill; amendments to the Investment Agreement reflecting this change will be provided prior to December 31, 2008 and any fees or expenses incurred by the Lenders (including legal fees and expenses) in connection therewith shall be paid by the Company.

10. On or before December 1, 2008, the Company will provide the Lenders with copies of Mr. O’Donnell’s American Express Credit Card bills for the months of June, July, August, September and October 2008, with accompanying detailed explanations regarding charges incurred on such account on behalf of the Company.

11. Company agrees that it will provide Lenders with unfettered access to the Company’s accounting firm and shall instruct such accounting firm or firms to provide all requested information to the Lenders regarding all Federal and state income tax refunds referenced in paragraph 2 above.

The Company acknowledges that any failure of the Company to satisfy any of the foregoing conditions subsequent shall constitute an Event of Default, and shall entitle the Lenders to exercise any and all of their remedies under the Investment Documents, subject to the terms thereof.

As an inducement to obtain the waiver provided for herein, the Company represents and warrants to the Lenders that, after giving effect to the consent and waiver provided for herein, (i) each of the representations and warranties of the Borrower contained in the Investment Agreement and in the other Investment Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing.

This letter supersedes those certain letters from the Lenders to the Company dated as of July 18, 2008 and September 17, 2008 with respect to the Specified Events of Default.

This letter may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

If you are in agreement with the terms of this letter, please indicate your acceptance by signing below.

Very truly yours,

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

CAPITAL SOUTH PARTNER FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

HARBERT MEZZANINE PARTNERS II SBIC, LP

By:	HMP II SBIC GP, LLC
Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC
	Its:	Manager

		By:	Harbert Mezzanine Manager II, Inc.
		Its:	Sole Manager

		By:	/s/ J. Pryor Smartt
		Name:	J. Pryor Smartt
		Title:	Director of Investments

AGREED TO, ACCEPTED AND ACKNOWLEDGED

BANKS.COM, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

The undersigned hereby unconditionally consent to the foregoing waiver, acknowledge that the liability of the undersigned under the Guaranty dated July 21, 2006 and executed by the undersigned in connection with the Investment Agreement shall not be limited, diminished or otherwise affected by reason of the foregoing waiver, and confirm that such Guaranty remains in full force and effect.

WALNUT VENTURES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

INTERSEARCH CORPORATE SERVICES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

LA JOLLA INTERNET PROPERTIES, INC.

By:	/s/ Mark Schwerin
Name:	Mark Schwerin
Title:	President

[Signatures Continue on Following Page]

INTERNET REVENUE SERVICES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

OVERSEAS INTERNET PROPERTIES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

DOTTED VENTURES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

MYSTOCKFUND SECURITIES, INC.

By:	/s/ Thomas R. Keyes
Name:	Thomas R. Keyes
Title:	President

November 25, 2008

Banks.com, Inc. (formerly known as InterSearch Group, Inc.)

222 Kearny Street

San Francisco, California 94108

Attention: Chief Financial Officer

Re: Amendment; Waiver of Financial Covenant Defaults dated November 21, 2008

Ladies and Gentlemen:

Reference is made to the Waiver of Financial Covenant Defaults letter dated November 21, 2008 - a copy of which is attached hereto (the “Waiver Letter”).

The Waiver Letter is hereby amended (the “Amendment”) as follows:

Page 1, paragraph 4, section (a) – “December 31, 2008” is hereby substituted for “December 31 2009,” so that section (a) now reads:

“It is understood (and by executing this letter in the space indicated below, the Company acknowledges) that the forgoing waiver (a) relates only to the fiscal quarters ending on or before December 31, 2008 and March 31, 2009 and shall expire as of April 1, 2009 and shall not apply to any breach of Section 7.1 or 7.2 as of the end of the fiscal quarter ending June 30, 2009 or any fiscal quarter thereafter; . . .”

All other terms, conditions and obligations of the Waiver Letter remain in full force and effect.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signatures on next pages]

Very truly yours,

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

CAPITAL SOUTH PARTNER FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, III, President and Manager

HARBERT MEZZANINE PARTNERS II SBIC, LP

By:	HMP II SBIC GP, LLC
Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC
	Its:	Manager

		By:	Harbert Mezzanine Manager II, Inc.
		Its:	Sole Manager

		By:	/s/ J. Pryor Smartt
		Name:	J. Pryor Smartt
		Title:	Director of Investments

AGREED TO, ACCEPTED AND ACKNOWLEDGED

BANKS.COM, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President